Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in the Form 10-KSB being filed under the Securities Exchange Act of 1934 by Hartville Group, Inc. and subsidiaries of our report dated April 20, 2005, relating to our audits of the consolidated balance sheets of Hartville Group, Inc. and subsidiaries as of December 31, 2004 and the related Consolidated Statements of Income, Consolidated Changes in Stockholders’ Equity, and Consolidated Statements of Cash Flows for the year then ended.

BDO SEIDMAN, LLP

/s/ BDO Seidman LLP

BDO Seidman, LLP
Grand Rapids, Michigan April 22, 2005

CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in the Form 10-KSB being filed under the Securities Exchange Act of 1934 by Hartville Group, Inc. and subsidiaries of our report dated January 29, 2004 (except for Note 8 which is as of April 1, 2005), relating to our audits of the consolidated balance sheets of Hartville Group, Inc. and subsidiaries as of December 31, 2003 and the related Consolidated Statements of Income, Consolidated Changes in Stockholders’ Equity, and Consolidated Statements of Cash Flows for the year then ended.

Pollard-Kelley Auditing Services, Inc.

/s/ Pollard-Kelley Auditing Services, Inc.
Pollard-Kelley Auditing Services, Inc.
Fairlawn, Ohio April 22, 2005